Exhibit 10.11

EXECUTION VERSION

Eridanus Capital, LLC

(the “Lender”)

- and -

RISE GRASS VALLEY INC.

(the “Borrower”)

LOAN AGREEMENT

LOAN AGREEMENT

THIS AGREEMENT dated for reference the 30th day of August, 2019 (the “Effective Date”) and made,

BETWEEN:

RISE GRASS VALLEY INC., a corporation incorporated under the laws of Nevada, having an office at 333 Crown Point Circle, Ste 215, Grass Valley, CA 95945

(the “Borrower”)

AND:

Eridanus Capital, LLC, a limited liability company incorporated under laws of Wyoming, having an office at 201 East 5th Street, Suite 1200, Sheridan, WY 82801

(the “Lender”)

WITNESSES THAT WHEREAS:

A.        The Lender has agreed to make a term loan of up to $1,000,000 (the “Loan”) available to the Borrower to provide working capital to the Borrower for the Project (as defined herein); and

B.        The parties wish to provide for the terms and conditions upon which the Loan shall be made available to the Borrower;

THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower warrant and represent to and covenant and agree with each other as set forth below.

ARTICLE ONE
INTERPRETATION

1.1	Definitions.

As used in this Agreement, including the schedules hereto (if any), unless otherwise defined or unless the context otherwise requires the following terms have the following respective meanings:

(a)	“Accredited Investor” means an “accredited investor” as that term is defined in NI 45-106 and “U.S. Accredited Investor” means an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(b)	“Acquisition” means any transaction, or any series of related transactions by which the Borrower directly or indirectly, by any means:

(i)	acquires any business (including any division of a business) or all or substantially all of the assets of any Person engaged in any business; or

(ii)	acquires Control of a Person engaged in a business.

(c)	“Advance” means an advance on account of the Loan.

(d)	“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, such Person.

(e)	“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, protocol, guideline or directive; or (d) any franchise, licence, qualification, Authorization, consent, exemption, waiver, right, permit or other approval, in each case, of any Governmental Authority and having the force of law, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, all of the foregoing as may exist as of the Effective Date or as may be implemented, revised or modified from time to time after the Effective Date.

(f)	“Applicable Securities Laws” means the securities legislation and regulation of, and the instruments, policies, rules, orders, and notices of, the applicable securities regulatory authority or authorities of the applicable jurisdiction or jurisdictions, as the case may be, including the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder, the securities legislation of the Reporting Jurisdictions, and all rules and policies of the CSE.

(g)	“Associate” has the meaning ascribed to such term in the Securities Act (British Columbia), as in effect on the date of this Agreement.

(h)	“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person.

(i)	“Borrower” means Rise Grass Valley Inc., a corporation formed under the laws of Nevada, and its successors and permitted assigns (by amalgamation, merger or otherwise).

(j)	“Business” means the current business and operations of the Borrower and the anticipated exploration, development and mining operations of the Borrower.

(k)	“Business Day” means any day of the year, other than a Saturday, Sunday, legal holiday or any day on which banking institutions are closed in Vancouver, British Columbia or Sheridan, Wyoming.

(l)	“Collateral” means the property described in and subject to the Encumbrances, privileges, priorities and security interests purported to be created by the Security Agreements.

(m)	“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise (other than by way of security). “Controlling” and “Controlled” have meanings correlative thereto.

(n)	“Contract” means any agreement, contract, licence, lease, undertaking, engagement or commitment of any nature, written or oral.

(o)	“Corporation” means Rise Gold Corp., a corporation formed under the laws of Nevada, and its successors and permitted assigns (by amalgamation, merger or otherwise).

(p)	“CSE” means the Canadian Securities Exchange.

(q)	“Default” means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

(r)	“Disclosure Schedule” means the disclosure schedule of the Borrower attached as Exhibit B (Disclosure Schedule).

(s)	“Effective Date” has the meaning ascribed to such term on page 1 herein.

(t)	“Encumbrance” means any lien, charge, hypothec, pledge, mortgage, title retention agreement, covenant, condition, lease, license, security interest of any nature, claim, exception, reservation, easement, encroachment, right of occupation, right-of-way, right-of-entry, matter capable of registration against title, option, preferential right, offer for sale or purchase, listing agreement, assignment, right of pre-emption, royalty, right, pledge, privilege or any other encumbrance or title defect of any nature whatsoever, and any other right of third parties relating to, attaching to or affecting any asset, regardless of form (excluding Ordinary Course payables), whether or not registered or registrable and whether or not consensual or arising by any Applicable Law, and includes any contract to create any of the foregoing.

(u)	“Environmental Laws” means all Applicable Laws relating to the protection of human health and the environment, including all Applicable Laws pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of Releases, or threatened Releases, of Hazardous Substance into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Substance.

(v)	“Event of Default” has the meaning ascribed to such term in Section 0 hereof.

(w)	“GAAP” means generally accepted accounting principles in effect in the United States from time to time consistently applied, or, after notice thereof has been provided by the Corporation to the Lender, such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

(x)	“Governmental Authority” means (a) the government of the United States, Canada or any other nation, whether federal, provincial, state, municipal, local, or other government or public department, (b) any central bank, court, tribunal, arbitral body, regulatory body (including any stock exchange), commission (including any securities commission), board, bureau, agency, authority, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, any of the foregoing, (c) any subdivision of any of the foregoing, and (d) the CSE.

(y)	“Hazardous Substance” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma, constituent or other material which is or becomes listed, regulated or addressed under any Environmental Laws (including asbestos, cyanide, petroleum and polychlorinated biphenyls).

(z)	“Interest Rate” has the meaning set out in Section 0 hereof.

(aa)	“Lender” means Eridanus Capital, LLC, a Wyoming limited liability company, and its successors and assigns.

(bb)	“Loan” has the meaning set out on page 1 herein.

(cc)	“Loan Extension Option” has the meaning set out in section 0 of this Agreement.

(dd)	“Material Adverse Change” means any material adverse change in (i) the Business, operations, affairs, assets, properties, financial condition or prospects of the Corporation and its subsidiaries, taken as a whole, (ii) the ability of the Borrower to observe, perform and or comply with its obligations under any of the Transaction Documents; or (iii) the rights and remedies of, as applicable, the Lender under any of the Transaction Documents.

(ee)	“Material Contract” means any contract, licence or agreement (i) to which the Borrower is a party or bound, (ii) which is material to, or necessary in, the operation of the Business, (iii) which the Borrower cannot promptly replace by an alternative and comparable contract with comparable commercial terms and (iv) the absence of which would result in a Material Adverse Change.

(ff)	“Maturity Date” means the earlier of (i) the later of (A) the date which is two years from the date of the Advance and (B) if the Loan Extension Option has been exercised the date which is four years from the date of the Advance; and (ii) the date that all Obligations may become due and payable in accordance with the terms hereof.

(gg)	“Mineral Rights” has the meaning set out in Section 3.3(i) hereof.

(hh)	“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

(ii)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions.

(jj)	“Obligations” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, mature or unmatured) of the Borrower to the Lender under, in connection with or with respect to the Transaction Documents.

(kk)	“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the Ordinary Course of the normal day-to-day operations of the Person.

(ll)	“Permitted Encumbrances” means:

(i)	Encumbrances in favour of the Lender for the Obligations;

(ii)	Encumbrances for taxes, duties and assessments which may be overdue but the validity of which is being contested in good faith and in respect of which appropriate reserves have been established;

(iii)	Encumbrances to secure workers’ compensation, unemployment insurance or other social security obligations, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, warehousemen’s, carriers’ and other similar Encumbrances;

(iv)	Encumbrances given to a public utility or Governmental Authority to secure obligations incurred to such utility, municipality, government or other authority in the Ordinary Course in connection with the supply of services or utilities to the Borrower;

(v)	Encumbrances and privileges arising out of judgments or awards in respect of which an appeal or proceeding for review has been commenced, a stay of execution pending such appeal or proceedings for review has been obtained and appropriate reserves have been established;

(vi)	any mechanic’s, labourer’s, materialman’s statutory or other similar Encumbrance arising in the Ordinary Course, the action to enforce which has not proceeded to a final judgment;

(vii)	undetermined or inchoate Encumbrances incidental to the normal business operations of a company not at the time overdue, or which are overdue but have not been filed against the Borrower or any of its properties pursuant to Applicable Law and the validity of which is being contested in good faith and appropriate reserves have been established;

(viii)	Encumbrances set out in the Disclosure Schedule; and

(ix)	Encumbrances consented to in writing by the Lender;

provided that the use of the term “Permitted Encumbrances” to describe such interests and Encumbrances shall mean that they are permitted to exist, and shall not be interpreted as meaning that such interests and Encumbrances are entitled to priority over the Lender’s security.

(mm)	“Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning.

(nn)	“Project” means, collectively, the Idaho-Maryland Gold Mine located near Grass Valley, California, and all assets, property and undertakings used, intended for use in, or forming part of the Borrower’s operations at the Idaho-Maryland Gold Mine, and all associated mineral rights, surface rights and processing facilities and associated infrastructure, that may be acquired, developed or constructed with respect to such operations from time to time.

(oo)	“Properties” means the facilities or properties currently or formerly owned, leased or operated by the Borrower and “Property” shall mean any one of the Properties as the context requires.

(pp)	“Public Record” refers to all public information which has been filed by the Corporation pursuant to Applicable Securities Laws.

(qq)	“Regulation D” means Regulation D promulgated under the U.S. Securities Act.

(rr)	“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, passive migration, allowing to escape or migrate into or through the environment (including within any building, structure, facility or fixture) of any Hazardous Substance, including the abandonment or discarding of Hazardous Substances in barrels, drums, tanks or other containers, regardless of when discovered.

(ss)	“Reporting Jurisdictions” means, collectively, British Columbia, Alberta and Ontario.

(tt)	“Rise Group” means the Corporation and the Borrower, collectively.

(uu)	“SEC” means the United States Securities and Exchange Commission.

(vv)	“Securities” means, collectively, the Warrants and Warrant Shares.

(ww)	“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Reporting Jurisdictions.

(xx)	“Security Agreements” has the meaning ascribed to such term in Section 0.

(yy)	“Security Interest” means the pledges, assignments, mortgages, charges, and hypothecations of and the security interests in the Collateral created in favour of the Lender under the Security Agreements.

(zz)	“Shares” means the shares of common stock of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Agreement; provided that, in the event of a subdivision, redivision, reduction, combination, consolidation or reclassification of the capital of the Corporation or such successive subdivisions, redivisions, reductions, combinations, consolidations or reclassifications, “Shares” shall thereafter mean the shares corresponding to the Shares resulting from such subdivision, redivision, reduction, combination, consolidation or reclassification.

(aaa)	“Taxes” means all taxes, charges, fees, levies, imposts, rates, dues and assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax including government pension plan contributions, unemployment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (including federal, state, provincial, municipal and foreign Governmental Authorities), and whether disputed or not.

(bbb)	“Tax Return” means any return, report, declaration, designation, election, notice, filing, form, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Applicable Law, regulations or administrative requirements relating to any Tax.

(ccc)	“Technical Report” means the technical report prepared by Greg Kulla, PGeo., of Amec Foster Wheeler Americas Limited, in accordance with NI 43-101 entitled “Technical Report on the Idaho-Maryland Project, Grass Valley, California, USA” dated effective June 1, 2017.

(ddd)	“Transaction Documents” includes this Agreement and each of the Security Agreements.

(eee)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(fff)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

(ggg)	“Warrant Shares” means the Shares issuable upon due exercise of the Warrants.

(hhh)	“Warrants” has the meaning set out in Section 0.

1.2	Gender and Number.

Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.3	Headings, Etc.

The division of this Agreement into Articles, Sections, Subsections, and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.4	Currency.

All references in this Agreement to “dollars” or “$”, unless otherwise specifically indicated, are expressed in the currency of the United States.

1.5	Severability.

Any article, section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof or thereof.

1.6	Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California and the federal laws of the United States applicable therein, without reference to rules governing the choice or conflict of laws. For the purpose of legal proceedings, this Agreement shall be deemed to have been made in the said State and to be performed therein and the federal and state courts located in California shall have jurisdiction over all disputes which may arise under this Agreement. The Borrower and the Lender hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of such courts.

1.7	Accounting Principles.

Wherever in this Agreement reference is made to “generally accepted accounting principles” or “GAAP”, such reference shall be deemed to be to GAAP.

1.8	Interpretation.

Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the determination, consent or approval of the Lender or is to be acceptable to the Lender, such determination, consent, approval or determination of acceptability will be in the sole discretion of the Lender, acting reasonably. If any provision in this Agreement refers to any action taken or to be taken by the Borrower, or which the Borrower is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. When used in the context of a general statement followed by a reference to one or more specific items or matters, the term “including” shall mean “including, without limitation” and the use of the term “includes” shall mean “includes, without limitation”.

ARTICLE TWO
LOAN

2.1	Loan.

Subject to the terms and conditions of this Agreement, the Lender hereby establishes and agrees to make the Loan available to the Borrower.

2.2	Purpose.

The Loan will be made available to the Borrower for the purpose of providing funds for permitting, engineering and working capital in respect of the Project in the Ordinary Course and for no other purpose without the prior written consent of the Lender.

2.3	Term.

The outstanding principal amount of the Loan together with all accrued and unpaid interest and all other amounts outstanding hereunder shall become due and payable in full on the Maturity Date unless sooner as determined by the Lender due to the occurrence of an Event of Default. The initial term of the Loan shall be two years from the date of the Advance. The Lender hereby grants to the Borrower an option (the “Loan Extension Option”) to extend the term of the Loan to four years from the date of the Advance. The Borrower may exercise the Loan Extension Option by giving the Lender at least 10 days written notice prior to the expiry of the initial term.

2.4	Advance.

Provided the conditions in Section 0 have been met to the Lender’s sole satisfaction or waived by the Lender in writing at the time of that Advance, the Borrower shall be entitled to drawdown the Loan available under this Agreement, being $1,000,000, by delivering, to the Lender a written request for an Advance six (6) Business Days prior to the date of the proposed drawdown.

2.5	Interest.

(a)	Interest shall accrue on the principal sum outstanding both before and after the Maturity Date, default and judgment until actual payment in full at the rates (the “Interest Rate”) set out below, calculated and compounded monthly:

(i)	Years 1 and 2: 10% per annum;

(ii)	If applicable, Year 3: 20% per annum; and

(iii)	If applicable, Year 4: 25% per annum.

From and after the date of the Advance, interest shall accrue and be payable on the Maturity Date.

(b)	If a court of competent jurisdiction determines that any provision of this Agreement obligates the Borrower to make any payment of interest, or other amount payable to the Lender, in an amount, or calculated at a rate, which would be prohibited by Applicable Law or would result in receipt by the Lender of interest at a rate in excess of the maximum rate permissible under Applicable Law then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted, with retroactive effect, to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in receipt by the Lender of interest at a rate in excess of the maximum rate permissible. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Loan remains outstanding, on the assumption that any charges, fees or expenses that fall within the meaning of “interest” shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date hereof to the Maturity Date, and, in the event of a dispute, a certificate of an accredited actuary appointed by the Lender shall be conclusive for the purposes of such determination.

2.6	Voluntary Prepayment.

Prior to the Maturity Date, the Borrower may prepay the Loan in whole or in part provided that:

(a)	together with the amount prepaid, the Borrower pays all interest which has then accrued but remains outstanding;

(b)	if the interest payable pursuant to subsection (a) above is less than $200,000 (two year’s interest), the Borrower pays the difference to the Lender as prepayment compensation.

2.7	Payments to be Made.

The Borrower will make all payments due hereunder when due to the Lender at the address set out in Section 0 hereof, or at such address as the Lender may advise the Borrower in writing from time to time, or by wire transfer in accordance with the wire transfer instructions in set out in Exhibit C hereto.

ARTICLE THREE
COVENANTS AND REPRESENTATIONS OF THE BORROWER

3.1	Positive Covenants.

So long as this Agreement remains outstanding, the Borrower covenants and agrees it will:

(a)	Payment and Performance of Obligations.

(i)	Duly and punctually pay all sums of money due by it under the terms of this Agreement and each other Transaction Document at the times and places and in the manner provided for by this Agreement or such other Transaction Document, as applicable, and shall duly and punctually perform and observe all other obligations on its part to be performed or observed hereunder or thereunder at the times and in the manner provided for herein or therein.

(ii)	Duly and punctually pay all indebtedness due and payable by it to any Person as and when such payments shall become due including, without limitation all Taxes.

(b)	Observation of Covenants. Duly observe and perform each and every one of its covenants and agreements set forth in this Agreement and each other Transaction Document.

(c)	Maintenance of Existence & Business Practices. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all Authorizations necessary or desirable in the normal conduct of its Business and ownership of its assets. Without limiting the generality of the foregoing, the Borrower shall (i) use, operate and maintain all of its property and assets in a good working order and condition, ordinary wear and tear excepted, and in accordance with good business practice and in a manner which does not impair the Security Interests of the Lender in such property and assets; and (ii) continue to collect all accounts receivable in the Ordinary Course.

(d)	Compliance with Applicable Law and Contracts. Comply with all Applicable Law and orders of any Governmental Authority applicable to it or its property and maintain in good standing and observe and perform in all material respects all contracts to which it is a party and comply with all of its material contractual obligations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(e)	Approvals. Use commercially reasonable efforts to obtain all necessary Authorizations required to be obtained by the Borrower to operate its Business, own its assets, and to complete the transactions contemplated by each of the Transaction Documents.

(f)	Taxes. Pay all Taxes imposed on it, or on its income or profits or its assets, when due and payable, except for any taxes assessed against the Borrower which it is in good faith contesting pursuant to a bona fide dispute process.

(g)	Insurance. Maintain insurance with respect to its property and Business (with the Lender shown as first mortgagee and loss payee and additional insured) with financially sound and reputable insurance companies, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business.

(h)	Carry on Business and Maintain Books and Records. Continue to carry on and conduct its Business in a proper and efficient manner and maintain proper books and records, in which full and correct entries shall be made of all financial transactions and the assets and its Business in accordance with GAAP, and shall make such books and records available for inspection by the Lender upon reasonable notice during normal business hours.

(i)	Inspection. Upon reasonable prior notice and during normal business hours, permit the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss its business operations, properties and financial and other conditions with its officers and employees and its independent certified public accountants.

(j)	Provision of Further Information. Provide to the Lender:

(i)	notice of the occurrence of any Default or Event of Default setting out the details of any event so disclosed and the steps (if any) taken by it to remedy or cure the same;

(ii)	any material impending or current litigation, arbitration, criminal or administrative proceeding, tax claim or labour dispute or other proceeding relating to the Borrower or its property, assets or revenues, or its outstanding share capital;

(iii)	any default by the Borrower under a Contract to which it is a party with a value in excess of $25,000;

(iv)	a copy of (A) notice received in respect of any consent, Authorization or approval applicable to the Borrower and (B) notice of any event which may result in the termination of, or the ability of any party to terminate, any Authorization, permit or approval;

(v)	the receipt of any notice given or sent to or served upon the Borrower which would constitute, or would be reasonably expected to constitute, a Material Adverse Change;

(vi)	all information as may from time to time be required by the Lender under or in connection with compliance with any Applicable Law;

(vii)	all correspondence received by the Borrower, the subject, form or substance of which has resulted in or would reasonably be expected to result in a Material Adverse Change; and

(viii)	such other statements, reports and information, including information respecting the Business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, as the Lender may from time to time reasonably request.

(k)	Ownership. Defend its right, title and interest in and to its material property and assets against the claims of all other Persons, at its own expense.

(l)	Use of Proceeds. Use the proceeds of the funds advanced hereunder only for the purposes set out in Section 0.

(m)	Security and Registrations.

(i)	As general and continuing security for the payment and performance of the Obligations hereunder, execute and deliver, in each case in form and substance satisfactory to the Lender:

A.	a collateral agreement in favour of the Lender creating a first-priority Encumbrance (subject only to Permitted Encumbrances) over all present and future personal property of the Borrower and the Corporation,

B.	a deed of trust in favour of the Lender creating a first-priority Encumbrance (subject only to Permitted Encumbrances) over all of the real property of the Borrower,

together with such supporting materials as may be required to ensure the perfection or priority of the foregoing Encumbrances. All documents referred to in this Section 0 (as amended, amended and restated, supplemented or otherwise modified from time to time) collectively referred to as the “Security Agreements”.

(ii)	Promptly upon the Lender’s request, record, file or register, applications for registration or financing statements (and continuation or financing change statements when applicable), and make any other registrations or filings in such manner and in such jurisdictions as are necessary to protect, perfect and maintain the protection and perfection of, the Encumbrances created by the Security Agreements, and provide evidence of the foregoing to the Lender; provided that if the Borrower fails to promptly make such recordations, filings, registrations or applications, the Lender shall be entitled to make such recordations, filings, registrations and applications and the Borrower shall pay all expenses and costs incurred by the Lender in connection with the foregoing.

(iii)	Use commercially reasonable efforts to have the Uniform Commercial Code financing statements in favour of Meridian Jerritt Canyon Corp. referred to in the Disclosure Schedule terminated, and shall provide the Lender with evidence of filing of the termination statement.

(n)	Further Assurances.

(i)	Cure promptly any defects in the execution and delivery of each Transaction Document, including this Agreement; and

(ii)	Upon request, execute and deliver to the Lender, as promptly as practical and at the Borrower’s expense, all such other and further documents, agreements and instruments in compliance with or performance of the covenants and agreements of the Borrower in any of the Transaction Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in any of the Transaction Documents, or more fully to state the security obligations set out herein or in any of the Transaction Documents, or to perfect, protect or preserve any Encumbrances created pursuant to any of the Transaction Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith, in the judgment of the Lender, acting reasonably.

3.2	Negative Covenants.

So long as this Agreement remains outstanding, the Borrower covenants and agrees it shall not:

(a)	Amalgamations. Directly or indirectly, by operation of law or otherwise, amalgamate with, merge with, consolidate with or otherwise combine with, any Person, provided however that the Borrower may merge, consolidate, amalgamate or otherwise continue with any Person, if (i) no Default or Event of Default would result therefrom, (ii) the rights of the Lender hereunder have not been materially adversely effected by such merger, consolidation, amalgamation or other combination and (iii) the entity resulting from such merger, consolidation, amalgamation or other form of combination provides written confirmation to the Lender that it has assumed all of the obligations of the Borrower hereunder or delivers the security documents and other deliverables required to provide the Lender a first-priority Encumbrance (subject only to Permitted Encumbrances) over all present and future personal property and real property of such entity.

(b)	Indebtedness. Create, incur, assume or permit to exist any indebtedness, including guarantees of indebtedness of others, except indebtedness under this Agreement and the other Transaction Documents, and any other indebtedness arising in the Ordinary Course.

(c)	Encumbrances. Create, incur, assume or permit to exist any Encumbrance on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances.

(d)	Non-Arm’s Length Transactions. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any Affiliates, except in the Ordinary Course, at prices and on terms and conditions not less favourable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

(e)	Restricted Payments. Make any payment (whether in cash or in kind, and whether by way of actual payment, set-off, counterclaim or otherwise):

(i)	of any dividend, distribution or return of capital with respect to its equity securities;

(ii)	on account of the purchase, redemption, retirement or other acquisition of any of its equity securities or any warrants, options or similar rights with respect to its equity securities;

(iii)	of any principal of or interest or premium on any indebtedness of the Borrower that, by its terms or contractual postponement, ranks in right of payment subordinate to any of the Obligations;

(iv)	of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to

A.	any director or officer of such Person (but excluding Ordinary Course management fees, wages, bonuses and severance paid in the Ordinary Course and consistent with industry practice); and

B.	any Affiliate of such Person or director or officer thereof;

(v)	for the purpose of setting apart any property for a sinking, defeasance or other analogous fund for any of the payments referenced above.

(f)	Change of Corporate Name or Location. Change its corporate name or change or move its chief executive office, principal place of business, corporate offices, warehouses or other locations at which Collateral is held or stored and/or the location of its records concerning the Collateral, without:

(i)	providing the Lender with at least thirty (30) days’ prior written notice of its intention to do same; and

(ii)	having received the Lender’s written acknowledgement that any reasonable action requested by the Lender in connection therewith (including to continue the perfection of any Encumbrance in favour of the Lender in any Collateral) has been completed or taken.

(g)	Disposition of Assets. Directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of (whether in one or a series of transactions) all or any portion of its Business, assets or property, real, personal or mixed, tangible or intangible, except for sales (i) of equipment, fixtures or materials that are worn-out or obsolete or have been replaced and are not required for the conduct by the Borrower of its Business, (ii) of inventory made in the Ordinary Course and as part of the normal operation of its Business, or (iii) otherwise with the prior written consent of the Lender.

(h)	Constating Documents and Material Contracts. Amend, supplement or otherwise modify its constating documents or bylaws or the terms and conditions of any Material Contract in any manner which is reasonably likely to result in a Material Adverse Change.

(i)	Dissolution. Liquidate, wind-up, dissolve (or suffer any liquidation or dissolution), reorganize, make an assignment for the benefit of its creditors or file a petition, answer or consent to seeking a reorganization.

(j)	Nature of Business. Carry on any business other than (a) mineral exploration, extraction, processing and sale, and (b) any business that is the same, similar or otherwise reasonably related, ancillary or complementary thereto.

(k)	No Sale-Leasebacks. Directly, or indirectly, enter into any arrangement providing for the sale, assignment, transfer or disposition of any property used in the Ordinary Course and thereafter rent or lease such property.

(l)	Investments. Make any direct or indirect investment in any Person, whether by acquisition of shares, indebtedness or other securities, or by loan, guarantee, advance, capital contribution or otherwise, except investments in cash equivalents.

(m)	Acquisitions. Make or enter into any Acquisition without the prior written consent of the Lender.

3.3	Representations and Warranties of the Borrower.

The Borrower hereby represents and warrants to the Lender that:

(a)	Incorporation and Existence. The Borrower:

(i)	is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; and

(ii)	is duly qualified to carry on its Business in, and is in good standing in, each jurisdiction which it owns property or assets or carries on business.

(b)	Power and Capacity; Authorization, Execution and Delivery; Enforceability.

(i)	The Borrower has the corporate power and capacity, and the legal right, to own or lease and operate its property, and to carry on its business as now conducted and as proposed to be conducted, and to enter into, execute, deliver and perform the Transaction Documents and to obtain the Loan and Advances hereunder.

(ii)	The Borrower has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents and to authorize borrowing on the terms and conditions contained herein. No consent or Authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the extension of the loan hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents.

(iii)	Each Transaction Document has been duly executed and delivered by the Borrower and this Agreement constitutes, and each other Transaction Document when delivered by the Borrower hereunder will constitute, a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)	No Breach of Constating Documents, Applicable Law, Contracts or Default. The entering into, execution, delivery and performance of this Agreement and the other Transaction Documents, obtaining advances hereunder and the use of the proceeds thereof do not and will not:

(i)	Conflict with, contravene, violate or result in a breach of:

A.	the Borrower’s charter, by-laws or other organizational or constating documents or any resolutions of directors, shareholders, partners or similar governing body, as applicable, or the provisions of any shareholders agreement, partnership agreement or declaration of trust;

B.	any Applicable Law; or

C.	any contractual obligation of the Borrower.

(ii)	Result in, or require or permit:

A.	any consent or approval of, registration or filing with, or any other action by, any Governmental Authority;

B.	the creation or imposition of any Encumbrance on any of the Borrower’s properties or assets other than Permitted Encumbrances; or

C.	the acceleration of the maturity of any indebtedness under any contractual obligation.

(d)	Financial Statements. The consolidated financial statements of the Corporation for the most recently completed fiscal quarter or fiscal year, as the case may be, were prepared in accordance with GAAP and no Material Adverse Change has occurred since the date of such financial statements. The consolidated balance sheets of the aforesaid financial statements presents a fair statement of the financial condition and assets and liability of the Rise Group as at the date thereof and the consolidated statements of operations and comprehensive loss, cashflows and stockholders’ equity contained in the aforesaid consolidated financial statements fairly presents the results of the operations of the Rise Group throughout the period covered thereby. Except to the extent reflected or reserved against in the aforesaid balance sheet (including the notes thereto) and except as incurred in the Ordinary Course, the Rise Group does not have any outstanding indebtedness or any liability or obligations (whether accrued, absolute, contingent or otherwise) of a material nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles.

(e)	Information. All written information pertaining to the Borrower that has been or will be made available to the Lender is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

(f)	No Litigation. There are no actions, suits or proceedings (including any Tax-related matter) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(g)	No Default. No Default or Event of Default has occurred and is continuing.

(h)	Ownership of Property. Except as disclosed in the Disclosure Schedule:

(i)	The Borrower has title to its owned personal properties, and with respect to leased personal properties, valid leasehold interests with respect thereto, pursuant to valid and enforceable leases, free and clear of all Encumbrances (except Permitted Encumbrances) or other third-Person interests.

(ii)	The Borrower has (A) indefeasible fee simple title to its owned real properties, and (B) with respect to leased real properties, valid leasehold interests with respect thereto, pursuant to valid and enforceable leases, both of which (A) and (B) are free and clear of all Encumbrances (except Permitted Encumbrances) or other third-Person interests.

(iii)	The Security Agreements recorded and registered with respect to the real and personal property of Borrower shall constitute the prime lien upon such property.

(i)	Mineral Rights.

(i)	The Technical Report and the Public Record describe all mineral interests, mining concessions, mining tenements or other mineral rights owned by or subject to any license, option or similar agreement in favour of the Borrower that are material to the Business (the “Mineral Rights”). The Borrower does not hold, license or have any other material interest in any mineral interests, mining concessions, mining tenements or other mineral rights other than the Mineral Rights.

(ii)	The Mineral Rights have been properly located and recorded in compliance with Applicable Law and are comprised of valid and subsisting mineral claims.

(iii)	The Borrower is the recorded and beneficial owner of the Mineral Rights with good and marketable title thereto, free and clear of any title defect or Encumbrance.

(iv)	The Mineral Rights constitute all of the right, title and interest necessary or appropriate to authorize and enable the Borrower to carry on the Business.

(v)	The Borrower has the exclusive right to deal with the Mineral Rights, and there are no restrictions on the ability of the Borrower to use, transfer or exploit the Mineral Rights except pursuant to Applicable Law.

(vi)	No person other than the Borrower has any interest in the production or profits to be obtained in the future from the Mineral Rights or any royalty in respect thereof or any right to acquire any such interest.

(vii)	There are no farm-in or earn-in rights, rights of first refusal, preferential, or other similar rights or provisions which could affect the Mineral Rights.

(viii)	The Borrower has not received any notice, whether written or oral, from any Governmental Authority or any person with jurisdiction or applicable authority of any revocation or intention to revoke the interest of the Borrower in any Mineral Right.

(ix)	The Mineral Rights are in good standing under Applicable Law; all work required to be performed thereon has been performed and all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made.

(x)	All exploration activities in respect of the Mineral Rights have been conducted in all material respects in accordance with good mining and engineering practices and all material workers’ compensation and health and safety regulations have been complied with.

(xi)	There are no adverse claims, actions, suits or proceedings that have been commenced, and to the knowledge of the Borrower none are pending or threatened and there are no state of facts or events that may give rise thereto or which could affect the title to or right to explore or develop the Mineral Rights which involves the possibility of any judgment or liability affecting the Mineral Rights.

(j)	Expropriation. No asset of the Borrower and none of the Mineral Rights have been taken or expropriated by any Governmental Authority or person, nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Borrower, is there any intent or proposal to give any such notice or commence any such proceeding.

(k)	No Options, etc. No person has any contract (including an option or any right or privilege capable of becoming same) for the purchase from the Borrower of any of its material assets (including without limitation the Mineral Rights). Borrower has not and is not marketing its real property, the Mineral Rights, or any portion thereof, for sale or for lease.

(l)	Environmental. Except as disclosed in the Disclosure Schedule:

(i)	To the knowledge of the Borrower, the Business, and the Mineral Rights and all operations thereon have been and are in material compliance with Environmental Laws.

(ii)	The Borrower has not used or permitted to be used, except in compliance with all Environmental Laws, any property of the Borrower to release, generate, manufacture, process, distribute, use, treat, store, transport or handle any Hazardous Substance.

(iii)	None of the Borrower, the Business nor the Mineral Rights is subject to any pending, nor, to the knowledge of the Borrower, any threatened:

A.	claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive which relates to environmental, Hazardous Substances, human health or safety matters, and which may require or result in any work, repairs, rehabilitation, reclamation, remediation, construction, obligations, liabilities or expenditures (and there is no basis for such a claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive); or

B.	allegation, demand, direction, order, notice or prosecution with respect to any Environmental Law applicable thereto including any Environmental Law respecting the use, storage, treatment, transportation, rehabilitation, reclamation, remediation or disposition of any Hazardous Substance (including without limitation tailings, waste rock, sediment from erosion, wastewater and surface water run-off) from the Business or the Mineral Rights and the Borrower has not settled any allegation of non-compliance with Environmental Laws prior to prosecution.

(iv)	To the knowledge of the Borrower, there are no pending or proposed changes to Environmental Laws that would render illegal or materially restrict, the Business.

(m)	Taxes and Filings. All Taxes due and payable by the Borrower, have been paid except where the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Change. All Tax Returns, declarations, remittances and filings required to be filed by the Borrower have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings did not contain a misrepresentation as at the respective dates thereof except where the failure to file such documents or such misrepresentation would not reasonably be expected to have a Material Adverse Change. To the knowledge of the Borrower, no examination of any Tax Return of the Borrower is currently in progress and there are no issues or disputes outstanding with or threatened by any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Borrower.

(n)	Compliance with Contracts. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Borrower is not and, to the knowledge of the Borrower, no third party is in breach or default of any contract, instrument or other agreement to which it is a party and (ii) no event has occurred which, with notice or lapse of time or both, would constitute such a default or breach.

(o)	Compliance with Applicable Laws, Licenses and Authorization. The Borrower (i) has conducted and is conducting its Business in compliance in all material respects with all Applicable Laws of each jurisdiction in which it carries on business and (ii) possesses or will possess all Authorizations necessary to carry on its Business as currently conducted and the Borrower expects any additional Permits that are required to carry out its planned business activities, including without limitation the re-commencement of exploration activities at the Project, to be obtained, except where the failure to possess or obtain such Permits would not reasonably be expected to result in a Material Adverse Change. The Borrower is in compliance in all material respects with the terms and conditions of all such Authorizations and the Borrower has not received any notice of the material modification, revocation or cancellation of, or any intention to materially modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such Authorization.

(p)	Insolvency. The Borrower has not admitted in writing that it is, or has been declared to be, insolvent or unable to pay its debts as they become due. The Borrower has not committed an act of bankruptcy or sought protection from its creditors before any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed over any of its assets, had any Person holding any Encumbrance, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of its Property, had an execution or distress become enforceable or levied upon any portion of its Property or had any petition for a receiving order in bankruptcy filed against it.

(q)	Insurance. The assets, Business and operations of the Borrower are insured against loss or damage with financially sound and reputable insurers on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in comparable circumstances and such coverage is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

(r)	Material Contracts. Each of the Material Contracts is in full force and effect. The Borrower is not in default under or in breach of any term or condition of any Material Contract to which it is a party that would result in, either individually or in the aggregate, a Material Adverse Change, nor is the Borrower aware of any default under or breach of any term or condition of any Material Contract by any other party thereto that would result in a Material Adverse Change.

3.4	Reliance and Survival of Representations and Warranties of the Borrower.

The representations and warranties of the Borrower contained in this Agreement and in all certificates delivered pursuant to or contemplated by this Agreement will survive the execution of this Agreement. Each representation and warranty will be deemed to repeat on the date of each Advance hereunder. The Borrower acknowledges that the representations, warranties, covenants and acknowledgements contained in this Agreement are made by the Borrower with the intent that they may be relied upon by the Lender and its legal counsel. The Borrower covenants with the Lender that such representations, warranties, covenants and acknowledgements will be true at the time of execution of this Agreement, and at the time of each Advance.

ARTICLE FOUR
COVENANTS AND REPRESENTATIONS OF THE LENDER

4.1	General Representations, Warranties, Covenants and Acknowledgements of the Lender.

The Lender acknowledges, represents and warrants to, and covenants with the Borrower that:

(a)	The Lender has been duly incorporated and validly exists under the Applicable Laws of its jurisdiction of incorporation or continuance and this Agreement has been duly authorized by all necessary corporate action and constitutes a legal and binding agreement of the Lender;

(b)	This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Lender except that the enforceability of this Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar Applicable Laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will not violate or conflict with the terms of any restriction, agreement or undertaking to which the Lender is a party;

(c)	The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any Applicable Law, or the constating documents of, the Lender or of any agreement, written or oral, to which the Lender may be a party or by which it is or may be bound or the termination of any such agreement; and

(d)	The Borrower’s legal counsel is acting solely for the Borrower in connection with this Agreement. The Lender is solely responsible for obtaining such tax, investment and legal advice from its own advisors as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder.

4.2	Reliance Upon Representations, Warranties, Covenants and Acknowledgements of the Lender.

The Lender acknowledges that the representations, warranties, covenants and acknowledgements contained in this Agreement are made by the Lender with the intent that they may be relied upon by the Borrower and its legal counsel.

ARTICLE FIVE
CONDITIONS PRECEDENT TO EACH ADVANCE UNDER THE LOAN

5.1	Conditions Precedent to Advance.

The Lender’s obligation to make any Advance is subject to the following conditions precedent having been met to the Lender’s sole satisfaction or waived by the Lender in writing at the time of that Advance, namely:

(a)	the Lender shall have received, in each case duly executed and delivered and in form and substance satisfactory to the Lender, (i) this Agreement and (ii) each other Transaction Document;

(b)	all required recordings, filings and registrations shall have been made which, in the reasonable opinion of the Lender or its counsel, are desirable or required to make effective the Security Interest in favour of the Lender created or intended to be created by the Security Agreements and to ensure the perfection and priority of the Security Interest;

(c)	the Lender shall have received and be satisfied with the results of all personal property, real property, pending litigation, judgment, bankruptcy, bulk sale, execution and other searches conducted by the Lender and its counsel with respect to the Borrower in all jurisdictions selected by the Lender, including, but not limited to, an updated title opinion on the Project real property and Mineral Rights; and

(d)	the Lender shall have received such other documents, information and deliveries as may be reasonably required by the Lender.

ARTICLE SIX
ISSUANCE OF WARRANTS

6.1	Warrants.

On the date of the Advance, provided the representations and warranties of the Lender are true and correct on such date, the Borrower shall cause the Corporation to issue 11,500,000 share purchase warrants (the “Warrants”) to the Lender and to deliver a certificate representing the Warrants, substantially in the form attached hereto as Exhibit A. Each warrant shall entitle the Lender to purchase one Share at a price of CDN$0.10 per share for a period of 3 years from the date of issuance of the Warrants. The issuance of Warrants and any Shares issued upon the due exercise of any Warrants shall not constitute security for or payment of the Loan.

6.2	Representations, Warranties, Covenants and Acknowledgements of the Lender.

The Lender acknowledges, represents and warrants to, and covenants with the Borrower that:

(a)	No agency, Governmental Authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor has any such agency, Governmental Authority, regulatory body, stock exchange or other entity made any recommendation or endorsement with respect to the Securities;

(b)	It is intended that the distribution of the Securities be exempt from the registration and prospectus filing requirements under Applicable Securities Laws of Canada and, therefore, the Lender must satisfy the criteria for reliance by the Corporation on such exemption. The Lender acknowledges and agrees that as a consequence of acquiring the Securities pursuant to such an exemption, certain protections, rights and remedies provided by such Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Lender;

(c)	The Lender has not been created and is not being used primarily to permit the acquisition of the Securities without a prospectus in reliance on an exemption from the prospectus requirements of Applicable Securities Laws or other Applicable Laws;

(d)	No prospectus or offering memorandum within the meaning of Applicable Securities Laws has been delivered to or summarized for or seen by the Lender in connection with the issuance of the Warrants and the Securities, and the Lender is not aware of any such prospectus or offering memorandum having been prepared by the Corporation for such purpose;

(e)	The Lender is an Accredited Investor by virtue of being a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are Accredited Investors;

(f)	No Person has made to the Lender any written or oral representations:

(i)	that any Person will resell or repurchase the Securities;

(ii)	as to the future price or value of any of the Securities;

(g)	The Lender has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person, or anyone else, the Securities or any part thereof, or any interest therein other than a pro rata in-kind distribution of Securities by the Lender to its members, and has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(h)	The Lender is resident in the State of Wyoming, in the United States of America, and:

(i)	is a U.S. Accredited Investor by virtue of being an entity in which all of the equity owners are U.S. Accredited Investors and shall be a U.S. Accredited Investor on the date of the Advance;

(ii)	acknowledges that it is acquiring the Securities as an investment for its own account and not for the benefit of any other Person and not with a view to any resale, distribution or other disposition of all or any of the Securities in violation of U.S. federal or state Applicable Securities Laws;

(iii)	understands and acknowledges that the Securities have not been registered under the U.S. Securities Act or any state securities laws and that the distribution of the Securities contemplated hereby is being made solely to the Lender, as a U.S. Accredited Investor in a transaction not requiring registration under the U.S. Securities Act; accordingly the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act;

(iv)	acknowledges that the Corporation has not registered the issuance of any of the Securities under the U.S. Securities Act, and that there are substantial restrictions on the transferability of, including without limitation those set out in Section 0 hereof, and that it may not readily be possible for the Lender to liquidate, its investment in the Securities; and

(v)	acknowledges and confirms that the acquisition of the Warrants has not been made through or as a result of any general solicitation or general advertising (as such terms are defined in Rule 502(c) of Regulation D);

(i)	Hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with Applicable Securities Laws;

(j)	To the best of the Lender’s knowledge none of the funds advanced (i) have been or will be derived from or related to any activity that is deemed criminal under the Applicable Laws the United States of America or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Lender. The Lender will promptly notify the Borrower if the Lender discovers that any of such representations ceases to be true, and will provide the Borrower with appropriate information in connection therewith;

(k)	The Lender acknowledges and consents to the fact that the Corporation is collecting the Lender’s personal information for the purpose of fulfilling this Agreement. The Lender agrees that such personal information may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) Canadian and U.S. tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and (e) any of the other parties involved in the issuance of any of the Securities, including the Corporation’s legal counsel, and may be included in record books in connection with the issuance of the Securities. By executing this Agreement, the Lender is deemed to be consenting to the foregoing collection, use and disclosure of the Lender’s personal information and to the retention of such personal information for as long as permitted or required by Applicable Law or business practice.

Notwithstanding that the Lender may be acquiring the Securities as trustee or agent on behalf of an undisclosed principal, the Lender agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing;

(l)	If required by Applicable Securities Laws or other Applicable Laws the Lender will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required;

(m)	The Lender is solely responsible for any lost certificates representing the Securities issued with respect to this Agreement delivered to the address set forth in Section 0 hereof, and all costs relating to any future permitted removal of any legends affixed to the certificates representing the Securities issued pursuant to this Agreement; and

(n)	In issuing the Warrants, the Corporation is relying upon the representations, warranties, covenants and acknowledgements of the Lender set out herein. The Lender hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant, acknowledgement or other information relating to the Lender contained in this Agreement that takes place prior to the date of the Advance.

6.3	Representations, Warranties, and Covenants of the Borrower.

The Borrower represents and warrants to, and covenants with the Lender that:

(a)	The Warrants have been or will be prior to their date of issuance duly created and authorized for issuance and, when issued and delivered by the Corporation, will be validly issued.

(b)	For so long as the Warrants remain outstanding, the Borrower will cause the Corporation to reserve and keep available a sufficient number of Warrant Shares to satisfy its obligations under the Warrants.

(c)	The Warrant Shares have been or will be prior to their date of issuance duly reserved and authorized for issuance and, upon receipt by the Corporation of the exercise price for the Warrants in full in accordance with the terms thereof, will be validly issued as fully paid and non-assessable shares in the capital stock of the Corporation, free and clear of any and all Encumbrances.

(d)	The Borrower will cause the Corporation, for a period of three years from the date of issuance of the Warrants, to use reasonable commercial efforts to ensure that all Shares outstanding or issuable from time to time (including without limitation the Warrant Shares) continue to be or are listed and posted for trading on the CSE (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Shares ceasing to be listed and posted for trading on the CSE, so long as the holders of Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the CSE.

(e)	The Borrower will cause the Corporation to use its reasonable commercial efforts to maintain its status as a reporting issuer in the Reporting Jurisdictions and under the U.S. Exchange Act and make all requisite filings under Applicable Securities Laws including those necessary to remain a reporting issuer not in default in each of the provinces and other jurisdictions where it is or becomes a reporting issuer.

6.4	Restrictions on Transfer.

(a)	The Securities are subject to resale restrictions under Applicable Securities Laws and the Lender will comply with all Applicable Laws concerning any resale of the Securities and the Lender will consult with its legal advisors with respect to complying with any restrictions applying to such resale.

(b)	The Lender consents to the Corporation making a notation on its records or giving instructions to any registrar or transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Agreement, and the Corporation will refuse to register any transfer of the Securities not made in accordance with Regulation S, pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act and in accordance with Applicable Securities Laws of the applicable state.

(c)	Upon the issuance thereof, and until such time as the same is no longer required under Applicable Securities Laws, any certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear legends in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2019.”

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO RISE GOLD CORP. (THE “ISSUER”); (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER AND/OR

TRANSFER AGENT FOR THIS SECURITY, AS APPLICABLE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.”

(d)	The Lender will only offer, sell or otherwise transfer the Securities pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements imposed by the U.S. Securities Act and in compliance with state Applicable Securities Laws (and, in each case where there is no effective registration statement, only if an opinion of counsel of recognized standing reasonably satisfactory to the Corporation or other certifications reasonably satisfactory to the Corporation, have been provided to the Corporation to that effect).

(e)	The Lender has no intention to, and will not, distribute (either directly or indirectly) any of the Securities in the United States, except in compliance with the U.S. Securities Act and the Applicable Securities Laws of all applicable states of the United States or if an exemption from such requirements is available.

ARTICLE SEVEN
EVENTS OF DEFAULT

7.1	Events of Default.

The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Agreement:

(a)	the Borrower fails to pay any principal amount owing under this Agreement or any other Transaction Document when due or any interest, fee or other amount payable hereunder or such other Transaction Document when due and payable;

(b)	any material representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Borrower herein or in any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder or in any certificate, document, report, financial statement or other document furnished by or on behalf of the Borrower under or in connection with this Agreement or any other Transaction Document, proves to have been false or misleading in any material respect on or as of the date made or deemed made;

(c)	the Borrower fails to perform or observe any material covenant, term, condition or agreement contained in this Agreement or fails to perform or observe any other material covenant, term, condition or agreement contained in any other Transaction Document;

(d)	any event or condition occurs that results in any indebtedness of the Borrower becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of such indebtedness or any trustee or agent on the holder’s behalf, to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(e)	the Borrower fails to perform or observe any material covenant, term, condition or agreement under any Material Contract to which it is a party;

(f)	the Borrower shall commence a voluntary case or other proceeding seeking a stay, liquidation, reorganization, compromise, arrangement or other relief with respect to the Borrower or its debts under any bankruptcy, insolvency, arrangement or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Borrower or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(g)	an involuntary case or other proceeding shall be commenced against the Borrower seeking a stay, liquidation, reorganization, compromise, arrangement or other relief with respect to the Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Borrower or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(h)	if any proceedings are taken to enforce any Encumbrance affecting the assets of the Borrower or if a distress or any similar process be levied or enforced against such assets and such proceedings are not dismissed or stayed within 30 days after the commencement thereof;

(i)	if a writ, execution, attachment or similar process is issued or levied against all or any portion of the property of the Borrower in connection with any judgment against it in an aggregate amount of at least $25,000 and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, commencement or levy;

(j)	if one or more encumbrancers, liens or landlords take possession of any part of the Property of the Borrower or attempt to enforce their security or other remedies against such Property and their claims remain unsatisfied for such period as would permit such Property to be sold thereunder and such Property which has been repossessed or is capable of being sold has an aggregate fair market value of at least $25,000;

(k)	this Agreement, any other Transaction Document or any material obligation or other material provision hereof or thereof at any time for any reason terminates or ceases to be in full force and effect and a legally valid, binding and enforceable obligation of the Borrower thereto, or is declared to be void or voidable or is repudiated by the Borrower, or the validity, legality or enforceability hereof or thereof is at any time contested by the Borrower, or the Borrower denies that it has any or any further liability or obligation hereunder or thereunder, or at any time it is unlawful for the Borrower to perform any of its material obligations hereunder or thereunder;

(l)	the Borrower shall abandon or suspend all or any material portion of its interest in the Project or surrender, cancel or release, or suffer any termination or cancellation of its licence, any of its material right or interest in the Project; and

(m)	any Governmental Authority:

(i)	condemns, nationalises, seizes or otherwise expropriates all or any material portion of the Project; or

(ii)	assumes custody or control of all or any material portion of the Project.

7.2	Rights of the Lender.

(a)	Upon the occurrence and during the continuance of an Event of Default, following written notice from the Lender, all Obligations shall become forthwith due and payable.

(b)	The Lender, without exonerating in whole or in part the Borrower, or forfeiting any rights hereunder may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from or from perfecting securities of, may accept compositions from, and may otherwise deal with the Borrower and all other Persons and securities as the Lender may see fit.

(c)	Following the occurrence of an Event of Default, and for so long as such event shall persist, the Lender may exercise all rights and remedies at law and in equity, including but not limited to foreclosure (whether judicial or non judicial) upon the real and personal property of Borrower in accordance with Applicable Law and the Security Agreements.

(d)	Following the occurrence of an Event of Default, and for so long as such event shall persist, if the Borrower shall fail to perform any of its covenants or agreements in this Agreement or any other applicable Transaction Document, the Lender may (but shall have no obligation to) perform any or all such covenants or agreements in any manner deemed fit by the Lender without thereby waiving any rights to enforce the applicable Transaction Documents.

(e)	Nothing herein shall obligate the Lender to extend or amend any credit to the Borrower or to any other Person.

(f)	No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

ARTICLE EIGHT
GENERAL

8.1	Indemnities.

The Lender agrees to indemnify and hold harmless the Borrower and its directors, officers, employees, agents, advisors and legal counsel, and their respective Associates and Affiliates, from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Lender contained herein or in any document furnished by the Lender to the Borrower in connection herewith being untrue in any material respect or any breach or failure by the Lender to comply with any covenant, acknowledgement or agreement made by the Lender herein or in any document furnished by the Lender to the Borrower in connection herewith. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, employees, agents, advisors and legal counsel, and their respective Associates and Affiliates, from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Borrower contained herein or in any document furnished by the Borrower to the Lender in connection herewith being untrue in any material respect or any breach or failure by the Borrower to comply with any covenant, acknowledgement or agreement made by the Borrower herein or in any document furnished by the Borrower to the Lender in connection herewith.

8.2	Waiver.

No act or omission by the Lender in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only an express waiver in writing. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless expressly provided in writing duly executed by the party to be bound thereby. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Lender with respect to any subsequent default, whether similar or not. The Borrower waives every defence based upon any or all indulgences that may be granted to the Lender.

8.3	No Merger or Novation.

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Borrower to pay the moneys owing under the Transaction Documents nor shall the same operate as a merger of any covenant herein contained or of any other Obligation, nor shall the acceptance of any payment or security constitute or create any novation.

8.4	Amalgamation.

The Borrower acknowledges that if it amalgamates with any other corporation or corporations (a) the term “Corporation” or “Borrower”, as applicable, and “Rise Group” where used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of each of the amalgamating corporations and the amalgamated corporation.

8.5	Lender May Remedy Default.

If the Borrower fails to do anything hereby required to be done by it, the Lender may, but shall not be obliged to, do all or any such things, and all sums thereby expended by the Lender shall be payable forthwith the Borrower, shall be secured by the Security Agreements and shall have the benefit of the lien created thereby, but no such performance by the Lender shall be deemed to relieve the Borrower from any default or Event of Default hereunder.

8.6	Notices.

All notices, requests, demands or other communications (collectively, “Notices”) by the terms hereof required or permitted to be given by one party hereto to the other parties hereto, or to any other Person shall be given by e-mail as the primary and required form of notice with return receipt confirmed and, as a supplemental form of notice only, in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission or by electronic mail to such other party at:

(a)	to the Lender at:

Eridanus Capital, LLC
201 East 5th Street, Suite 1200
Sheridan, WY 82801

	Attention:	Daniel Oliver Jr.
	Email:	doliver@myrmikan.com
	Fax No.:	307-222-1646

(b)	to the Borrower at:

Rise Grass Valley Inc.
333 Crown Point Circle, Ste 215
Grass Valley, CA 95945

	Attention:	Benjamin W. Mossman
	Email:	ceo@risegoldcorp.com
	Fax No.:	604-428-1124

or at such other address as may be given by any party hereto to the other party hereto in writing from time to time. All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, seventy-two (72) hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received seventy-two (72) hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted, all Notices shall be given by personal delivery, by facsimile transmission or by electronic mail.

8.7	Invalidity of any Provisions.

Any provision of this Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Borrower to repay the Obligations. This Agreement and all its provisions shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the the Borrower, its successors and assigns. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

8.8	Amendments.

This Agreement may only be amended by written agreement signed by each of the parties hereto.

8.9	Entire Agreement.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all existing agreements between them concerning such subject matter.

8.10	Assignments.

The Borrower may not assign, transfer or deliver all or any part of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may, without the Borrower’s consent, assign, transfer or deliver all or any part of its rights and obligations hereunder.

8.11	Further Assurances.

The Borrower shall, at the Borrower’s expense and upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement.

8.12	Payments without Deduction.

All payments to be made by the Borrower under this Agreement or any other Transaction Document (whether on account of principal, interest, fees, costs or any other amount) shall be made in United States dollars and shall be made in freely transferable, immediately available funds and without set-off, withholding or deduction of any kind whatsoever, except to the extent required by Applicable Law; provided that if the Borrower shall be required to deduct or withhold any Taxes from such payments, then the sum payable shall be increased as necessary so that, after making all required deductions or withholdings, the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

[Signature page follows]

This Agreement has been executed by the parties.

RISE GRASS VALLEY INC.

By:
	Name:	Benjamin W. Mossman
	Title:	President and Chief Executive Officer

ERIDANUS CAPITAL, LLC

By its Manager:

Myrmikan Capital, LLC
a Delaware limited liability company

By:
	Name:	Daniel Oliver Jr.
	Title:	Manager

[Signature Page to Agreement]

EXHIBIT A
FORM OF WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY, OR ANY SECURITIES THAT ARE ISSUABLE UPON ITS EXERCISE, BEFORE ●, 2019.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO RISE GOLD CORP. (THE “ISSUER”); (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER AND/OR TRANSFER AGENT FOR THIS SECURITY, AS APPLICABLE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

WARRANT CERTIFICATE

RISE GOLD CORP.
(incorporated under the laws of the State of Nevada)

Certificate No. ●	Warrants to Purchase ● Shares of Common Stock

THIS IS TO CERTIFY THAT, for value received, ●, (the “Holder”) is entitled to purchase up to ● fully paid and non-assessable shares of the common stock (the “Warrant Shares”) of Rise Gold Corp. (the “Corporation”) at a price of $0.10 per Warrant Share at any time up to 5:00 PM (Vancouver time) on ●, 2022 (the “Expiry Time”), upon and subject to the terms and conditions contained in this warrant certificate (this “Warrant Certificate”).

The securities represented hereby will be void and of no value unless exercised prior to the Expiry Time.

The rights represented by this Warrant Certificate may only be exercised by the Holder, in whole or in part (but not as to any fractional Warrant Shares), by:

(a)	duly completing, in the manner indicated, and executing the exercise form attached as Schedule “A” hereto (the “Exercise Form”); and

(b)	surrendering this Warrant Certificate to the Corporation during normal business hours at Suite 650 – 669 Howe Street, Vancouver, British Columbia, V6C 0B4, Attention: Chief Financial Officer, together with cash, a certified cheque, bank draft or money order payable to or to the order of the Corporation, or evidence of a wire transfer sent to a bank account designated in writing by the Corporation, in the amount of the aggregate Exercise Price for the number of Warrant Shares subscribed.

Upon the exercise of the rights represented by this Warrant Certificate and payment of such aggregate Exercise Price in accordance with the terms hereof, the Warrant Shares for which the Holder has subscribed shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the applicable number of Warrant Shares on the date of such exercise and payment.

In the event of any exercise of the Warrants represented by this Warrant Certificate, certificates representing the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five business days after such exercise and, unless this Warrant Certificate has expired, a new warrant certificate representing the number of Warrants, if any, with respect to which this Warrant Certificate has not then been exercised, shall also be issued and delivered to the Holder within such time.

Subject to applicable securities laws, the Warrants are transferable and the term “Holder” shall mean and include any successor, transferee or assignee of the current or any future Holder. The Warrants may be transferred by the Holder (a) completing and delivering to the Corporation the form of transfer attached hereto as Schedule “B” and (b) delivering to the Corporation an opinion of counsel reasonably satisfactory to the Corporation, or other certification reasonably satisfactory to the Corporation, confirming that the transfer is being made in compliance with an available exemption from the registration requirements of the U.S. Securities Act and applicable state laws unless such transfer is the result of a pro rata in-kind distribution by the Lender to its members.

The Corporation covenants to the Holder that, for so long as any securities represented by this Warrant Certificate remain outstanding:

(a)	it will reserve and keep available a sufficient number of shares of common stock (each, a “Share”) for the purpose of enabling it to satisfy its obligations to issue any Warrant Shares upon the exercise of any Warrant represented hereby;

(b)	it will cause the Warrant Shares from time to time acquired pursuant to the exercise of any Warrants represented hereby to be duly issued and delivered in accordance with this Warrant Certificate and the terms hereof;

(c)	all Warrant Shares which shall be issued upon the exercise of the Warrants represented hereby shall be fully paid and non-assessable;

(d)	it will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(e)	it will use reasonable commercial efforts to ensure that all Shares outstanding or issuable from time to time (including, without limitation, the Warrant Shares issuable upon the exercise hereof) continue to be or are listed and posted for trading on the Canadian Securities Exchange (the “Exchange”) (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Shares ceasing to be listed and posted for trading on the Exchange, so long as the holders of Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the Exchange; and

(f)	it will make all requisite filings under Canadian and U.S. federal and state applicable securities laws including those necessary to remain a reporting issuer not in default in the United States and each of the Canadian provinces and other Canadian jurisdictions where it is or becomes a reporting issuer.

The Corporation represents and warrants to the Holder that the Corporation is duly authorized and has all corporate and lawful power and authority to issue and create, as applicable, the Warrants represented hereby and the Warrant Shares issuable upon the exercise thereof, to execute and deliver this Warrant Certificate and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of ●, 2019.

RISE GOLD CORP.

Per:
Authorized Signatory

TERMS AND CONDITIONS

1.	In the event of any alteration of the Shares, including any subdivision, consolidation, rights offering, reclassification or payment of any stock dividends, or in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement (collectively, a “Reorganization”), an adjustment will be made to the terms of the securities represented by this Warrant Certificate (including without limitation, the Exercise Price) such that the Holder, upon the exercise of any such securities following the completion of the Reorganization, will be entitled to receive the same number and kind of securities that it would have been entitled to receive as a result of the Reorganization had it exercised such securities immediately prior to the Reorganization.

2.	The Corporation will not effect any Reorganization which could result in a successor to the Corporation unless prior to or simultaneously with the consummation thereof, the entity succeeding the Corporation acknowledges in writing that it is bound by and will comply with the provisions set forth in this Warrant Certificate.

3.	If, at any time:

(a)	the Corporation pays any dividend payable in stock or other securities upon the Shares or makes any distribution to the holders of the Shares;

(b)	the Corporation offers for subscription pro rata to the holders of the Shares any additional shares of stock or other securities of any class or other rights;

(c)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

(d)	the Corporation effects any Reorganization;

written notice prior to the earlier of (i) the date on which the books of the Corporation will close; and (ii) a record will be taken for (A) such dividend, distribution or offer of subscription rights; or (B) determining rights to vote with respect to such dissolution, liquidation or winding-up or Reorganization and, in the case of such dissolution, liquidation or winding-up or Reorganization, at least 14 days’ prior written notice of the date when the same will take place. Such written notice will also specify, in the case of any dividend, distribution or offer of subscription rights, the date on which the holders of the Shares will be entitled thereto, and such notice will also specify the date on which the holders of the Shares will be entitled to exchange the Shares for securities or other property deliverable upon any dissolution, liquidation or winding-up or Reorganization, as the case may be.

4.	In accordance with this Warrant Certificate, and in addition to the adjustments set out in Section 1, the Corporation will make any adjustments it considers necessary and equitable, acting in good faith, in the event of any reorganization, transaction, change or alteration to the Shares to ensure that, directly or indirectly, no such reorganization, transaction, change or alteration in any way limits or restricts the number of Shares which may ultimately be acquired by the Holder pursuant to the exercise of this Warrant Certificate. If at any time a dispute arises with respect to any adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and stockholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation and fees payable to such accountants or auditors will be paid by the Corporation.

5.	To the extent that this Warrant Certificate confers the right to purchase a fraction of a Warrant Share, such right may be exercised in respect of such fraction only in combination with one or more Warrants which in the aggregate entitle the Holder to subscribe for and purchase a whole number of Warrant Shares. The Corporation will not issue any fractional Shares or provide consideration lieu thereof.

6.	The Holder may, at any time prior to the Expiry Time, upon the surrender of this Warrant Certificate to the Corporation and upon the payment of such applicable charges as may be required by the Corporation from time to time, exchange this Warrant Certificate for another warrant certificate entitling the Holder to subscribe for and purchase the same number of Warrant Shares as are purchasable under this Warrant Certificate at the time of such exchange.

7.	This Warrant Certificate shall not entitle the Holder to any rights as a stockholder of the Corporation, including voting rights.

8.	Any notice to be given hereunder to the Holder shall be given in writing and either sent by electronic transmission, delivered, or mailed by prepaid post to the Holder at the address indicated on the first page of this Warrant Certificate, or at such other address as the Holder may designate to the Corporation by written notice. If such notice is sent by electronic transmission or is delivered, it shall be deemed to have been given at the time of sending or delivery; if such notice is sent by mail, it shall be deemed to have been given 72 hours following the date of mailing. In the event of a mail strike or disruption in postal service at or prior to the time a notice is deemed to have been received by mail, such notice shall be delivered or sent by electronic transmission.

9.	This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The Parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Warrant Certificate.

10.	All references to currency in this Warrant Certificate are to Canadian dollars.

11.	Time shall be of the essence hereof.

SCHEDULE “A”

EXERCISE FORM

TO:	Rise Gold Corp.
Suite 650 – 669 Howe Street
Vancouver, BC V6C 0B4
Attention: Chief Financial Officer

The undersigned hereby exercises the right provided for in the Warrant Certificate to which this Exercise Form is attached to purchase _______________ Warrant Shares according to the terms and conditions of such Warrant Certificate and herewith makes payment in the amount of CDN$_______________ as the purchase price in full for such Warrant Shares at a price of CDN$0.10 per Warrant Share or the adjusted dollar amount per Warrant Share at which the undersigned is entitled to purchase such Warrant Shares as provided in the Warrant Certificate.

The undersigned hereby directs that the Warrant Shares be issued and delivered as follows:

Name	Address	Number of Shares

The undersigned represents, warrants and certifies that at the time of exercise of the rights represented by the Warrant Certificate (CHECK one (only) of the following):

☐	(1) The undersigned holder (i) is not in the United States, (ii) is not a U.S. person (“U.S. Person”), as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States, and (v) delivery of the underlying shares will not be to an address in the United States; OR

☐	(2) The undersigned holder (a) is the original U.S. purchaser of the Warrants, (b) is exercising the Warrants for its own account, and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of the Warrants; OR

☐	(3) If the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying shares in the United States, the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) or other certifications reasonably satisfactory to the Corporation to the effect that the offer and sale of the Warrant Shares to be delivered upon exercise of the Warrants is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

It is understood that the Corporation and its transfer agent may require evidence to verify the foregoing representations.

Except as otherwise defined, capitalized terms used in this Exercise Form have the meanings ascribed thereto in the Warrant Certificate to which this Exercise Form is attached.

Signature

Name

Title (if applicable)

Date

SCHEDULE “B”
FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ (name) (the “Transferee”), of __________________________________________________________ (residential address) _________________________ Warrants of Rise Gold Corp. (the “Corporation”) registered in the name of the undersigned on the records of the Corporation represented by the attached Warrant certificate, and irrevocably appoints the Secretary of the Corporation as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

DATED the ___________ day of ________________________, 20__.

Signature Guaranteed	(Signature of Warrant holder, to be the same as appears on the face of this Warrant Certificate)

(Print Name)

(Print Address)

Instructions:

1.	Signature of the Warrant holder must be the signature of the person appearing on the face of this Warrant Certificate.

2.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	Warrants shall only be transferable in accordance with applicable laws.

EXHIBIT B
DISCLOSURE SCHEDULE

The following references to section numbers refer to those under the heading “Definitions” in the Agreement.

Section  0 (Permitted Encumbrances).

The Internal Revenue Service has assessed a penalty against the Corporation of US$10,000 for every year that it did not file a tax return which span the years from 2007 until 2015. All filings have been made; however, as a result of failing to file returns when they were due, Rise has accrued US$90,000 in penalties with the IRS. The Corporation has received notice from the Department of the Treasury – Internal Revenue Service that there is a lien in favour of the United States on all property and right to property belonging to the Corporation for the amount of these taxes, and additional penalties, interest and costs that may accrue. On August 26, 2019 the Corporation made a payment of US$90,000 to the IRS. The Corporation will request a certificate of release of federal tax lien.

The following references to section numbers refer to those under the heading “Representations and Warranties of the Borrower” in the Agreement.

Section 3.3(h) (Ownership of Property).

Uniform Commercial Code searches in Nevada for the Rise Group dated August 26, 2019 show Meridian Jerritt Canyon Corp. (“Meridian”) as a current secured party of record. These registrations relate to the collateral agreement dated February 14, 2019 made among the Rise Group and Meridian securing obligations under a convertible debenture dated February 14, 2019 issued by the Corporation to Meridian. The obligations were satisfied upon the conversion of the convertible debenture in accordance with the terms of the debenture on March 1, 2019. The Borrower is seeking to have the registrations terminated.

Section  0 (Environmental).

There are historic mine waste rock and tailings on the Idaho Maryland Centennial Drive property. There is also a seep of mine water on Idaho Maryland road.

EXHIBIT C
WIRE INSTRUCTIONS FOR PAYMENTS BY THE BORROWER

Bank: JP Morgan Chase Bank
Account Name: Eridanus Capital, LLC
Routing Number: 021000021
Account Number: 526587370